EXHIBIT 4.2


                                SECOND AMENDMENT
                                     TO THE
                             CNS, INC. 1989 EMPLOYEE STOCK
                                  PURCHASE PLAN


         This SECOND Amendment to the CNS, Inc. 1989 Employee Stock Purchase Plan (the "Plan") is made and adopted by CNS, Inc., a Delaware corporation, and shall be effective as of January 1, 2001.

         WHEREAS, CNS, Inc. adopted, effective as of July 1, 1989, an employee stock purchase plan in accordance with Section 423 of the internal Revenue Code; and

         WHEREAS, CNS, Inc. (hereinafter referred as the "Company") amended the Plan as of July 1, 1999 to extend the term of the Plan to July 1, 2009; and

         WHEREAS, as of December 31, 2000, there remained 11,493 share of stock unissued under said Plan; and

         WHEREAS, the Board of Directors desires, subject to shareholder approval, to increase the number of shares authorized under the Plan by an additional 200,000 shares.


                                    AMENDMENT

1. THE FIRST SENTENCE OF SECTION 4, SUBSECTION (b) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

         (b) The Plan shall be carried out in one or more Phases, each Phase being for a period of six months, or such shorter or longer period of time (not to exceed 27 months) as may be determined by the Committee prior to the commencement of a Phase.

2.       SECTION 6 IS AMENDED BY ADDING A NEW PARAGRAPH TO READ IN FULL AS
FOLLOWS:

         Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan pursuant to Section 9 or reaches the end of the Plan Phase. A Participant who withdraws from the Plan pursuant to
         Section 9 may again become a Participant, if he or she is then an Eligible Employee, on the Commencement Date of any subsequent Phase by proceeding as provided in Section 7. A Participant whose payroll deductions were discontinued because of Section 8(a)(iv)(A) will automatically resume participation at the beginning of the earliest Phase of the Plan ending in the next calendar year, if he or she is then an Eligible Employee.


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3.       SECTION 8, SUBSECTION (a)(iv)(a) SHALL BE AMENDED IN ITS ENTIRETY TO
READ AS FOLLOWS:

         A. Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds the lesser of Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time or 10,000 shares per Phase under the Plan; or

4. SECTION 8, SUBSECTION (b)(i) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

         (i) Unless a Participant gives written notice to the Company pursuant to Section 9 prior to the Termination Date of a Phase, his option for the purchase of shares will be exercised automatically for him as of Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, but in no event shall the number of full shares be greater than the number of full shares to which a Participant would have been eligible to purchase under Section 8(a)(i), and subject to the limitations set forth in Section 10 hereof.

5. SECTION 8, SUBSECTION (b)(iii) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

         (iii) The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be express or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant or in joint tenancy with the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant (and his joint tenant, if any) and shall deliver to the Participant any cash for fractional shares, based on the then Fair Market Value of the shares on the date of issuance.

6.       SECTION 8 IS AMENDED BY ADDING A NEW SUBPARAGRAPH (c) TO READ AS
FOLLOWS:

         (c)      Dividend Reinvestment.

                           Unless the Committee designates otherwise, and except as provided in this section, dividends on a Participant's shares will automatically be reinvested in additional shares of stock of the Company. If a Participant


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                           desires to receive dividends in the form of cash, he
                           must request that a certificate for such shares be issued in the name of the Participant by filing an appropriate form with the Company. Any shares purchased through the reinvestment of dividends may be issued from the shares authorized under this Plan or purchased on the open market, as directed by the Committee. If the shares are purchased directly from the Company, the purchase price shall be the Fair Market Value of a share or the date such dividends are paid. Otherwise, the purchase price may be an average of shares purchased on the open market with the aggregate amount of dividends.

7.       SECTION 9 IS AMENDED BY ADDING A NEW SUBPARAGRAPH (c) TO READ AS
FOLLOWS:

         (c) Notwithstanding the provisions of Section 9(a) above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the Commencement Date of a Phase or becomes obligated to file such reports during a Phase) then such a Participant's participation, including the ability to make changes and withdrawals, in a Phase and in the Plan shall be in accordance with Section 10b5-1 promulgated under the Securities Exchange Act of 1934.

8.       SECTION 10, SUBSECTION (a) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

         (a) The maximum number of shares of the Company's common stock to be issued upon the exercise of options to be granted under the Plan after December 31, 2000 shall be 211,493 representing 11,493 shares that remained unissued as of December 31, 2000 and an additional 200,000 shares which are subject to approval by the shareholders with 12 months of Board authorization for such shares. Such shares may, at the election of the Board of Directors, be either shares authorized but not issued or shares acquired in the open market by the Company. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

9.       SECTION 19, SUBSECTION (c) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

         (c) "Pay" is the regular pay for employment for each employee as annualized for a twelve (12) month period, including salary reduction contributions by the Participant under any plan of the Employer pursuant to Code ss.ss. 401(k) or 125, but exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each Phase.

10.      SECTION 19 IS AMENDED BY ADDING A NEW SUBPARAGRAPH (d) TO READ AS
FOLLOWS:

         (d) "Fair Market Value" of a share of stock of the Company shall be the closing price of the stock on the applicable date or the nearest prior business day on which trading occurred on the exchange on which the stock is traded or on the Nasdaq Stock Market. If the common stock is not traded on any exchange or listed on the


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                  Nasdaq Stock Market, the Fair Market Value of a share of
                  common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under
                  Section 423 of the Internal Revenue Code of 1986, as amended.

11. THE PLAN SHALL BE OTHERWISE AMENDED FOR NON-SUBSTANTIVE AND CONFORMING CHANGES AS IS DETERMINED TO BE NECESSARY BY MANAGEMENT OF THE COMPANY.

12. EXCEPT AS OTHERWISE AMENDED ABOVE, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT.

         IN WITNESS WHEREOF, CNS, Inc. has caused this Second Amendment to the Plan to be executed on the date written below by its proper officer, who has been duly authorized by its Board of Directors, has caused this Second Amendment to be executed on the date written below.

                                                     CNS, INC.

Dated: January 18, 2001                     By   /s/ Daniel Cohen
                                                 -------------------------------
                                            Its  Chief Executive Officer
                                                 -------------------------------